UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56267	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 N 1st Avenue
Ste. 200
Minneapolis, MN 55401
(Address of principal executive offices, including zip code)

+1 (651) 504 5402
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 14, 2022 (Central Daylight Time), Sezzle Funding SPE II, LLC (the Borrower), a wholly owned indirect subsidiary of Sezzle Inc. (the Company) entered into a senior secured asset-based revolving credit facility (the revolving credit facility), with a borrowing capacity of up to $100.0 million, which is governed by a Revolving Credit and Security Agreement entered into by the Borrower, certain lenders party thereto and Bastion Funding IV, LLC, as administrative agent (the Credit Agreement). The revolving credit facility has a maturity date of October 14, 2024. The revolving credit facility’s minimum utilization rates are US$50.0 million at close, US$75.0 million at 31 December 2022, and US$80.0 million at 31 March 2023 and thereafter. The revolving credit facility carries an interest rate of SOFR+11.5%. The advance rate under the revolving credit facility is equal to 75% of the available receivable balance.

The obligations of the Borrower under the revolving credit facility are guaranteed by Sezzle Funding SPE II Parent, LLC (SPE II Parent), a wholly owned subsidiary of the Company, which is the sole member and owner of 100% of the equity interests of the Borrower, pursuant to that certain Pledge and Guaranty Agreement dated as of October 14, 2022, entered into by SPE II Parent in favor of Bastion Funding IV, LLC, as administrative agent on behalf of the secured parties under the revolving credit facility (the Parent Guaranty). The revolving credit facility is further supported by a limited guaranty and indemnity of certain losses, expenses and claims of the lenders and other secured parties, provided by the Company, as the direct owner of 100% of the legal and beneficial equity interests in SPE II Parent, pursuant to that certain Limited Guaranty and Indemnity Agreement entered into as of October 14, 2022 by the Company for the benefit of Bastion Funding IV, LLC, as administrative agent on behalf of the secured parties under the revolving credit facility (the Limited Guaranty). The Credit Agreement, Parent Guaranty, and Limited Guaranty, and the additional ancillary agreements entered into contemporaneously in connection therewith are referred to collectively herein as the Credit Facility Agreements.

The Credit Agreement includes certain restrictive covenants and, among other things and subject to certain exceptions and qualifications, limits the Borrower’s ability to: (i) incur or guarantee additional indebtedness, (ii) make investments or other restricted payments, (iii) acquire assets or form or acquire subsidiaries; (iv) create liens, (v) sell assets, (vi) pay dividends or make other distributions or repurchase or redeem capital stock, (vii) engage in certain transactions with affiliates, (viii) enter into agreements that restrict the creation or incurrence of liens other than the revolving credit facility and related documents; (ix) engage in liquidations, mergers or consolidations; and (x) make any material amendment, modification or supplement to its credit guidelines or servicing guide. SPE II Parent is subject to similar restrictive covenants contained in the Parent Guaranty.

The Limited Guaranty includes financial maintenance covenants pertaining to the tangible net worth, liquidity and leverage of the Company and its subsidiaries on a consolidated basis (the Consolidated Group). A failure by the Consolidated Group to satisfy the financial covenants under the Limited Guaranty constitutes an event of default under the revolving credit facility.

The Credit Agreement governing the revolving credit facility also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). An immediate event of default is also deemed to have occurred if ratios pertaining to defaulted collateral receivables of a particular vintage or past due collateral receivables within a certain collection period exceed pre-determined levels.

Prior to October 14, 2022, Sezzle had a $64.3 million revolving credit facility with Goldman Sachs Bank USA, as Administrative Agent on behalf of the lenders thereunder. The Company repaid the amounts outstanding under this prior credit facility with proceeds from the new revolving credit facility disclosed in this Current Report.

In consideration for the entry into the Credit Facility Agreements, the Company issued to the lenders warrants to purchase up to 2,075,064 shares of the Company’s common stock, exercisable until October 14, 2029, at an exercise price of AUD $0.49 per share (the Warrants). The Warrants contain customary representations and warranties and certain undertakings by the Company with respect to listing of the warrant shares on the Australian Stock Exchange (ASX).

The foregoing descriptions of the Credit Agreement, Parent Guaranty, Limited Guaranty and the Warrants are qualified in their entirety by reference to those agreements, copies of which are filed hereto as Exhibits 10.1 through 10.4, respectively, and incorporated herein by reference. The agreements comprising the Credit Facility Documents are not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in the Credit Agreement, Parent Guaranty, Limited Guaranty and the Warrants were made only for purposes of such agreement (or the applicable related agreements) and as of specific dates, were solely for the benefit of the parties to such agreement (or the applicable related agreements), and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

In the ordinary course of their respective businesses, one or more of the lenders under the Credit Facility Agreements, or their affiliates, may have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement, Parent Guaranty and Limited Guaranty is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The description in Item 1.01 above regarding the issuance and sale of the Warrants is incorporated herein by reference. The securities were offered and sold by us in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as they were offered and sold to qualified institutional investors and accredited investors only, without a view to distribution, and not by means of any general solicitation or advertisement

Item 8.01. Other Events

On October 18, 2022 (Australian Eastern Daylight Time), the Company made certain required disclosures with the ASX regarding the Credit Facility and Warrants. A copy of the ASX announcement is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Revolving Credit and Security Agreement dated as of October 14, 2022 among Sezzle Funding SPE II, LLC, lenders party thereto and Bastion Funding IV, LLC
10.2	Pledge and Guaranty Agreement dated as of October 14, 2022 by and between Sezzle Funding SPE II Parent, LLC, and Bastion Funding IV, LLC, in its capacity as administrative agent
10.3	Limited Guaranty and Indemnity Agreement dated as of October 14, 2022 by Sezzle Inc. for the benefit of Bastion Funding IV, LLC, in its capacity as administrative agent
10.4	Form of Warrant Agreement
99.1	ASX Announcement dated October 18, 2022 (Australian Eastern Daylight Time)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: October 18, 2022	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer